UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2015

Commission File Number: 000-50502

Millennium Healthcare Inc.

(Exact Name of registrant as Specified in Its Charter)

Delaware	11-3229358
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

68 South Service Road, Suite 100, Melville, New York 11747

(Address of principal executive offices)

516-628-5500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2015, the Board of Directors of Millennium Healthcare, Inc. (the “Company”) appointed Mr. David Bingaman as president and a member of the Board of Directors, effective August 15, 2015.

There is no family relationship between Mr. Bingaman and any of our other officers and directors.  Other than as set forth herein, there are no understandings or arrangements between Mr. Bingaman and any other person pursuant to which Mr. Bingaman was appointed as president or a member of the Board of Directors.

From 2014 until May 2015, Mr. Bingaman, age 60, was the Chief Operating Officer for East Coast Ambulance Service, where he led multi-site operations, business development, contracts, human resources and communications. From 2008 to 2014, Mr. Bingaman was the president of Aspen Ventures LLC, a fully retained firm providing operations and growth strategies, business and financial plans, internet marketing, joint-venture/channel creation, business development, negotiations and capital campaigns in multiple healthcare, technology and SaaS verticals. From 2005 to 2008, Mr. Bingaman was the president and chief operating officer of Cartasite, Inc. a SaaS startup providing emerging geo-spatial technology platforms supporting wireless and satellite GPS tracking solutions with real-time business intelligence. Mr. Bingaman has a MBA in Business management and a BA in Management from The Corllins University.

The Company entered into an Employment Agreement, dated August 15, 2015 (the “Effective Date”) with Mr. Bingaman pursuant to which he shall serve as the president of the Company (“Employment Agreement”). The Employment Agreement terminates three years from the Effective Date unless it is terminated earlier pursuant to its terms and it may be renewed for a consecutive one year extension. Pursuant to the Employment Agreement Mr. Bingaman shall receive a base receive a base salary of $200,000 annually as well as an annual bonus of up to 75% of his base salary. Mr. Bingaman may also receive a discretionary bonus as determined by the Company’s chief executive officer in his sole discretion. Mr. Bingaman is to receive an option to purchase 4,000,000 shares of the Company’s common stock at $.005 per share. Pursuant to the Employment Agreement, Mr. Bingaman will also be entitled to an automobile allowance of $500 monthly. Pursuant to the Employment Agreement the Company will also pay certain relocation and housing expenses.

The foregoing description of the principal terms of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement dated August 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Millennium Healthcare Inc.

DATE: August 25, 2015	By:	/s/ Noel Mijares
Noel Mijares
Chief Executive Officer